Exhibit 10.2
VECTOR GROUP LTD.
100 S.E. Second Street, 32nd Floor
Miami, FL 33131
January 27, 2006
Mr. Bennett S. LeBow
5203 Fisher Island Drive
Fisher Island, FL 33109
Dear Mr. LeBow:
     This letter agreement sets forth the first amendment to the Amended and Restated Employment Agreement dated as of September 27, 2005 (the “Agreement”), between Vector Group Ltd. (the “Company”) and Bennett S. LeBow (“Executive”). The Company and Executive wish to amend the Agreement to clarify the operation of the Agreement under Section 409A of the Internal Revenue Code of 1986, as amended. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.
     A. The Agreement is amended in the following respects:
          1. Subsection 4(f) is amended by deleting clause (y) and inserting a new clause (y) to read as follows:
“(y) notwithstanding Section 6.3 of the SERP, the Company and Executive shall establish a separate trust for the benefit of Executive that is not subject to the claims of the Company’s creditors, and the Company shall make a contribution to such trust of $125,000 on the last business day of each quarter of each year of the Employment Term, which contributions shall be subject to the terms and conditions of such trust and shall be invested as determined by the Company;”
          2. Section 5(a)(vii) is amended by deleting the number “50%” in each place it appears and inserting in its place the number “40%”.
          3. Section 5(b) is amended by removing the last sentence of paragraph (vi), redesignating existing paragraph (vii) as paragraph (viii) and adding a new paragraph (vii) to read as follows:

“(vii)	Notwithstanding the other provisions of this Agreement, any payment or other benefit required to be made or provided to or with respect to Executive under this Agreement upon or as a result of his termination of employment shall be made or promptly provided after the six-month anniversary of Executive’s date of termination to the extent necessary to avoid the imposition on Executive of any additional tax imposed under Section 409A of the Code. All payments due and owing for the six month period shall be paid on the first day following the six month anniversary of Executive’s date of termination, with interest at the prime lending rate as published in The Wall Street Journal and in effect as of the date the payment or benefit should

Mr. Bennett S. LeBow
January 27, 2006

otherwise have been provided. In addition, if any payment or benefit permitted or required under this Agreement or otherwise is reasonably determined by either party to be subject for any reason to a material risk of additional tax pursuant to Section 409A of the Code, then the parties shall promptly negotiate in good faith appropriate provisions to avoid such risk without increasing the cost of this Agreement to the Company or, to the extent practicable, materially changing the economic value of this Agreement to Executive.”
          4. Each amendment above shall be effective as of September 27, 2005.
     B. Effective December 13, 2005, upon the merger of New Valley Corporation with a subsidiary of the Company, Executive’s employment agreement dated as of June 1, 1995, as amended, with New Valley Corporation terminated, without further force or effect, and is superseded by this Agreement.
     C. This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.
     Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

Very truly yours,

VECTOR GROUP LTD.

		By:	/s/ Richard J. Lampen

Richard J. Lampen
Executive Vice President

The foregoing letter agreement
is consented and agreed to as
of the date first above written.

By:	/s/ Bennett S. LeBow

Bennett S. LeBow